UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PIONEER DIVERSIFIED HIGH INCOME TRUST

PIONEER HIGH INCOME TRUST

PIONEER MUNICIPAL HIGH INCOME TRUST

PIONEER MUNICIPAL HIGH INCOME ADVANTAGE TRUST

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AMUNDI PIONEER ANNOUNCES VIRTUAL ANNUAL SHAREHOLDERS’ MEETING FOR FOUR PIONEER CLOSED-END FUNDS

FOR IMMEDIATE RELEASE

September 4, 2020

BOSTON, MASSACHUSETTS – Pioneer Diversified High Income Trust (HNW), Pioneer High Income Trust (PHT), Pioneer Municipal High Income Trust (MHI) and Pioneer Municipal High Income Advantage Trust (MAV) (each, a “Fund”, and, together, the “Funds”) announced today that, due to the public health impact of the coronavirus (“COVID-19”) pandemic and to support the health and safety of Fund shareholders, the location of the Annual Meeting of Shareholders of each Fund, which are being held together for convenience, (the “Meeting”) has been changed. As previously announced, each Fund’s Meeting will be held on Wednesday, September 16, 2020 at 2:00 p.m. (Eastern Time). In light of public health concerns regarding COVID-19, the Meeting will be held in a virtual meeting format only. The Meeting will be accessible solely by means of remote communication.

As described in the proxy materials for the Meeting previously distributed, the Board of Trustees has fixed the close of business on July 10, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. If you were a record holder of Fund shares as of July 10, 2020 (i.e., you held Fund shares in your own name directly with the Fund), you can participate in and vote at the telephonic Meeting or any postponement or adjournment of the Meeting. To do so, please email AST Fund Solutions, LLC (“AST”) at attendameeting@astfinancial.com and provide your full name, address and control number located on proxy card previously received. If you no longer have that form, please call (800) 769-4414. AST will then email you the conference call dial-in information and instructions for voting during the Meeting.

If you held Fund shares through an intermediary (such as a broker-dealer) as of July 10, 2020, in order to participate in and vote at the Meeting, you must first obtain a legal proxy from your intermediary reflecting the Fund’s name, the number of Fund shares you held, and your name and email address. You may forward an email from your intermediary containing the legal proxy or attach an image of the legal proxy, email it to AST at attendameeting@astfinancial.com and put “Legal Proxy” in the subject line. Requests for registration must be received by AST no later than 3:00 p.m. Eastern Time on September 15, 2020. You will then receive confirmation of your registration and a control number by email from AST. AST will also email you the conference call dial-in information and instructions for voting during the Meeting.

Shareholders are not required to attend the Meeting to vote on the proposals. Whether or not shareholders plan to attend the Meeting, each Fund urges shareholders to authorize a proxy to vote their shares in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. In connection with the Meeting, each Fund has filed a definitive Proxy Statement with the Securities and Exchange Commission (the “SEC”). Shareholders are advised to read the Proxy Statement because it contains important information. The Proxy Statement is available on the Internet at https://vote.proxyonline.com/Pioneer/docs/pioneerclosedendfunds.pdf. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Meeting. The Proxy Statement and other documents filed by the Funds are also available for free on the SEC website, www.sec.gov.

For more information, please call 1-800-710-0935, or consult your Fund’s web site accessible at amundipioneer.com/us.

The funds are closed-end investment companies. Three of these funds trade on the New York Stock Exchange (NYSE) under the following symbols: MHI, MAV, and PHT. HNW trades on the NYSEAMER.

About Amundi Pioneer Asset Management

Amundi Pioneer is the U.S. business of Amundi, Europe’s largest asset manager by assets under management and ranked among the ten largest globally[1]. Boston is one of Amundi’s six main global investment hubs and offers a broad range of fixed-income, equity, and multi-asset investment solutions in close partnership with wealth management firms, distribution platforms, and institutional investors across the Americas, Europe, and Asia-Pacific. Our long history of proprietary research, robust risk management, disciplined investment processes, and strong client relationships has made Amundi Pioneer an investment advisor of choice among leading institutional and individual investors worldwide. Amundi Pioneer had approximately $85 billion in assets under management as of June 30, 2020.

[1] Source IPE “Top 500 asset managers” published in June 2020 and based on AUM as of end December 2019.

Visit amundipioneer.com/us for more information.

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Shareholder Inquiries: Please contact your financial advisor or visit amundipioneer.com/us.

Broker/Advisor Inquiries Please Contact: 800-622-9876

Media Inquiries Please Contact: Geoff Smith, 617-504-8520

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©2020 Amundi Pioneer Asset Management